                                                                    EXHIBIT 5.1




                                                                 740-8523


                                 July 28, 1995



Computer Language Research, Inc.
2395 Midway Road
Carrollton, Texas  75006

         Re: Registration of 250,000 shares of Common Stock, par value $.01 per share, pursuant to a Registration Statement on Form S-8

Gentlemen:

         We have acted as special counsel for Computer Language Research, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 250,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") to be offered to non-employee directors of the Company pursuant to the Computer Language Research, Inc., Non-Employee Directors' 1994 Stock Option Plan (the "Option Plan").

         Based upon our examination of such papers and documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Texas.

         2. Assuming, with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Articles of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options under the Option Plan, and (iv) no change occurs in the applicable law or the pertinent facts, the shares of Common Stock purchasable upon the exercise of any option granted under the Option Plan

Computer Language Research, Inc.
July 28, 1995
Page 2




                 will be duly authorized and validly issued, fully paid and non-assessable shares of Common Stock.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act, of 250,000 shares of Common Stock of the Company covered by the Option Plan. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                                             Very truly yours,

                                             LOCKE PURNELL RAIN HARRELL
                                             (A Professional Corporation)


                                             By:   /s/ Guy H. Kerr
                                                --------------------------
                                                      Guy H. Kerr